SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K/A


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) March 29, 1996




                              HMH PROPERTIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

               52-1822042                                      33-95058
(I.R.S. Employer Identification Number)                (Commission File Number)


               10400 Fernwood Road, Bethesda, Maryland 20817
            (Address of Principle Executive Offices) (Zip Code)




     Registrant's Telephone Number, Including Area Code (301) 380-9000
      (Former Name or Former Address, if changed since last report.)

Item 2.Acquisition and Disposition of Assets

The Registrant hereby amends its Current Report on Form 8-K dated March 29, 1996 by filing financial statements of an acquired business, the Washington Dulles Marriott Suites Hotel (the "Hotel"), which was previously owned by Worldgate Hotel One Associates Limited Partnership, and certain pro forma financial information for HMH Properties, Inc.


Item 7.Financial Statements and Exhibits

     (a) Financial statements of the Worldgate Hotel One Associates Limited Partnership


                                                                           Page
     Report of Independent Public Accountants                              1
     Balance Sheet as of December 31, 1995                                 2
     Statement of Operations for the year ended December 31, 1995          3
     Statement of Changes in Partners' Deficit
          for the year ended December 31, 1995                             4
     Statement of Cash Flows for the year ended December 31, 1995          5
     Notes to Financial Statements                                         6
     Balance Sheet as of March 22, 1996                                    10
     Statements of Operations for the twelve weeks ended March 22, 1996
          and March 24, 1995                                               11
     Statments of Cash Flows for the twelve weeks ended
          March 22, 1996 and March 24, 1995                                12
     Notes to Financial Statements                                         13




(b) Pro Forma financial information as of December 29, 1995 and for the year ended December 29, 1995 of the Registrant reflecting the acquisition of the Hotel was previously filed in the Registrant's Form 10-K filed with the Commission on March 20, 1996. Pro Forma financial information as of March 22, 1996 and for the twelve weeks ended March 22, 1996 are included herein.



                                                                           Page
     Pro Forma Condensed Consolidated Financial Data                       14
     Pro Forma Condensed Consolidated Balance Sheet as of March 22, 1996   15
     Pro Forma Condensed Consolidated Statement of Operations
          for the twelve weeks ended March 22, 1996                        16
     Notes to Pro Forma Condensed Consolidated Financial Data              17

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HMH PROPERTIES, INC.

                                  By: /s/ Donald D. Olinger
                                      -------------------------
                                     Donald D. Olinger
Date: June 12, 1996                  Vice President and Corporate Controller

                    Report of Independent Public Accountants



To the Partners of
Worldgate Hotel One Associates Limited Partnership:

We have audited the accompanying balance sheet of Worldgate Hotel One Associates Limited Partnership (a Virginia limited partnership) as of December 31, 1995, and the related statements of operations, changes in partners' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

On March 29, 1996, the Partnership sold its only income-producing asset, the hotel, to a wholly-owned subsidiary of Host Marriott Corporation, as described in Note 1.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worldgate Hotel One Associates Limited Partnership as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Washington, D.C.,
May 15, 1996

               Worldgate Hotel One Associates Limited Partnership
                                  Balance Sheet
                             As of December 31, 1995





                                     Assets




Real estate, less accumulated depreciation
   (Notes 1, 4, and 5)                                           $25,642,573

Cash and cash equivalents
     Charles E. Smith Management, Inc., Agency cash account           53,466

Receivable from Marriott International                               155,545

Other assets:
     Deferred charges, less accumulated  amortization
       (Note 3)                                                      912,995
     Hotel improvement fund                                           40,782
                                                                      ------
                                                                 $26,805,361
                                                                 ===========
                        Liabilities and Partners' Deficit


Liabilities:
     Mortgage payable (Note 5)                                   $19,750,008
     Loans payable to partners (Note 7)                           20,964,730
     Note payable to affiliated partnership (Note 7)               2,040,735
     Accrued interest payable (Note 7)                             5,192,919
     Accounts payable and accrued expenses (Note 7)                   11,636
                                                                      ------
                                                                  47,960,028
                                                                  ----------

Commitments and contingencies (Notes 6 and 7)

Partners' deficit:
     General                                                      (2,644,334)
     Limited                                                     (18,510,333)
                                                                 -----------
                                                                 (21,154,667)
                                                                 -----------
                                                                 $26,805,361
                                                                 ===========













       The accompanying notes are an integral part of this statement.

               Worldgate Hotel One Associates Limited Partnership
                             Statement of Operations
                      For The Year Ended December 31, 1995



Income from rental operations (Note 6)                          $ 3,106,526
                                                                -----------

Operating expenses:

     Depreciation and amortization (Notes 3 and 4)                1,645,834
     Consulting fees (Note 7)                                        91,520
     Other expenses                                                  35,432
     Repairs and maintenance                                         17,911
                                                                     ------
                                                                  1,790,697
                                                                  ---------
Income before interest expense and interest income                1,315,829


Interest expense and interest income:

     Mortgage interest (Note 5)                                   2,152,286
     Interest on related-party notes and loans payable (Note 7)   2,130,854
     Interest income                                                 (8,178)
                                                                     ------
                                                                  4,274,962
                                                                  ---------
Net loss                                                        $(2,959,133)
                                                                ===========










          The accompanying notes are an integral part of this statement.

               Worldgate Hotel One Associates Limited Partnership
                    Statement of Changes in Partners' Deficit
                      For the Year Ended December 31, 1995



                                    Total            General          Limited
                                    -----            -------          -------


Balance, December 31, 1994      $(18,195,534)     $(2,274,442)     $(15,921,092)
     Net loss                     (2,959,133)        (369,892)       (2,589,241)
                                  ----------         --------        ----------
Balance, December 31, 1995      $(21,154,667)     $(2,644,334)     $(18,510,333)
                                 ============      ===========      ============










         The accompanying notes are an integral part of this statement.

               Worldgate Hotel One Associates Limited Partnership
                             Statement of Cash Flows
                      For the Year Ended December 31, 1995




Cash flows from operating activities:
     Net loss                                                    $(2,959,133)
     Adjustments to reconcile net loss to net cash
        provided by operating activities
         Depreciation and amortization                             1,645,834
         Amortization of deferred loan fees                           86,037
         Increase in receivable from Marriott International          (73,773)
         Decrease in accounts payable and accrued expenses              (208)
         Increase in accrued interest payable                      1,958,103
                                                                   ---------
                  Net cash provided by operating activities          656,860
                                                                     -------

Cash flows from investing activities:
     Increase in hotel improvement fund                              (11,029)
     Purchase of real estate                                         (70,802)
                                                                     -------
                  Net cash used in investing activities              (81,831)
                                                                     -------

Cash flows from financing activities:
     Principal payments on mortgage payable                       (1,749,996)
     Borrowings from partners                                        961,000
                                                                     -------
                  Net cash used in financing activities             (788,996)
                                                                    --------
Net decrease in cash and cash equivalents                           (213,967)

Cash and cash equivalents, beginning of year                         267,433
                                                                     -------
Cash and cash equivalents, end of year                           $    53,466
                                                                   =========

Cash paid for interest                                           $ 2,238,058
                                                                 ===========





         The accompanying notes are an integral part of this statement.

               Worldgate Hotel One Associates Limited Partnership
                          Notes to Financial Statements
                             As of December 31, 1995



1. Organization: Worldgate Hotel One Associates Limited Partnership (the "Partnership") was formed on December 1, 1987, under the laws of the
Commonwealth of Virginia. The Partnership was organized to own, develop, and maintain for investment the Washington Dulles Marriott Suites(the "Hotel") containing 254 rooms and banquet facilities located in Fairfax County, Virginia. The Partnership leases the Hotel to Marriott International, Inc. ("Marriott") under a lease agreement that expires in 2025 (see Note 6).

The partnership agreement specifies that all profit and losses of the Partnership shall be shared by the general and limited partners in proportion to their respective ownership percentages. The general partners own 12.5 percent of the Partnership, and as such, the contractual method has been used to allocate losses among partners.

On March 29, 1996, the Partnership sold its real estate (Note 4) to a wholly-owned subsidiary of Host Marriott Corporation, HMH Properties, Inc. Total proceeds of $28.3 million were used to pay closing costs and repay the mortgage loan, a note payable to an affiliated partnership, accrued interest payable and a portion of the loans payable to partners. As a result of the sale, the Partnership recognized a gain of approximately $883,000 in 1996. If the sale had been completed on December 31, 1995, the (unaudited) pro forma balance sheet following the settlement would be as follows. No pro forma income statement is presented as the Partnership is not expected to have material operations subsequent to the sale.

                                                    Pro Forma Balance Sheet
                                                    As of December 31, 1995
                                                           (unaudited)
                                                           -----------
          Real estate                                    $         --
          Cash and cash equivalents                            53,466
          Deferred charges, net                                    --
          Receivables                                         155,545
                                                              -------
            Total assets                                      209,011
                                                              =======


          Mortgage payable                               $         --
          Loans payable, partners                          20,277,905
          Note payable, affiliated partnership                     --
          Accounts payable and accrued expenses               203,137
                                                              -------
                                                           20,481,042
          Partners' deficit                               (20,272,031)
                                                          -----------
            Total liabilities and partners' deficit      $    209,011
                                                         ============

2.   Summary of Significant Accounting Policies:

Real Estate

Real estate is recorded at cost which includes financing costs, interest costs, and real estate taxes incurred during the original construction period. Ordinary repairs and maintenance are expensed as incurred; major replacements and improvements are capitalized. Depreciation is computed using the straight-line method over the estimated useful asset lives: 40 years for buildings and improvements, 20 years for land improvements, and 5 to 10 years for furniture, fixtures, and equipment.

Deferred Charges

Deferred charges consist of loan fees and lease acquisition costs. Lease acquisition costs are being amortized on a straight-line basis over the life of the related lease. Loan fees are being amortized over the life of the related loan using the effective interest rate method.

Fair Value of Financial Instruments

Based on the borrowing rates currently available to the Partnership for mortgages with similar terms and remaining maturities, the fair value of the mortgage note payable is not materially different from the mortgage payable balance. The fair value of loans payable to partners is approximately $685,000 as of December 31, 1995. The fair value of the amount shown as note payable to affiliated partnership is not estimable as similar terms are not available from third-parties.

Income Taxes

These financial statements contain no provision for Federal or state income taxes, since the entity is a partnership, and therefore, all Federal and state income tax liabilities and/or tax benefits are passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

Cash and Cash Equivalents

Charles E. Smith Management, Inc., as agent, maintains commingled cash and cash equivalent accounts of affiliated partnerships for which it provides property management services. The $53,466 reflected as cash and cash equivalents, as of December 31, 1995, represents the Partnership's undivided interest in the commingled cash and cash equivalents accounts. Cash equivalents consist of overnight repurchase agreements backed by U.S. government obligations and other U.S. government obligation money funds.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.   Deferred Charges:

         Loan fees                                  $   344,147
         Lease acquisition costs                        984,115
                                                        -------
                                                      1,328,262
         Less - Accumulated amortization                415,267
                                                        -------
                                                    $   912,995
                                                    ===========


Amortization expense was $174,445 in 1995.


4.   Real Estate:

         Land                                      $  2,885,000
         Building and land improvements              21,941,972
         Furniture, fixtures, and equipment           9,959,704
         Artwork                                        155,474
                                                        -------
                                                     34,942,150
         Less - Accumulated depreciation              9,299,577
                                                      ---------
                                                    $25,642,573
                                                    ===========


Depreciation expense was $1,557,426 in 1995.


5.   Mortgage Payable:

The Partnership was liable under a mortgage loan in the original principal amount of $24 million. The mortgage loan required monthly interest payments at the prime rate (8.5 percent at December 31, 1995) plus 100 basis points plus monthly principal curtailments of $145,833 beginning January 1, 1995. The mortgage loan was due in full on January 1, 1997. The mortgage loan was repaid in full on March 29, 1996 with proceeds from the sale of the real estate. The real estate was pledged as collateral.

6.   Rental Operations:

The Partnership has a lease agreement with Marriott, which expires in 2025. Marriott has the option of extending the term of the agreement for two successive renewal periods of ten years each.

During 1993, the Partnership amended its lease agreement with Marriott. Under the terms of the revised lease, the annual rent is equal to the lesser of cash flow or the interest rate on the Partnership's debt times the total development and loan procurement costs (approximately $37 million) until January 1, 1997. Beginning January 1, 1997, the annual rental also includes the repayment of the total development and loan procurement costs to the extent that cash flow is sufficient. Marriott is also entitled to 50 percent of any excess proceeds from the refinancing of the mortgage loan (Note 5). Marriott is responsible for the payment of all real estate taxes.


7.   Related-Party Transactions:

The Partnership conducts business with its partners and with certain entities in which certain partners of the Partnership exercise control. The following is a description of transactions with the partners and these entities.

     The rental agent, Charles E. Smith Management, Inc., an affiliate, provided consulting services under an agreement that was terminated during 1996 in connection with the sale of the real estate. The Partnership was required to pay consulting fees based on a percentage of gross revenues of the hotel, as defined in the agreement. For 1995, these fees approximated $91,520.

     The amount shown as note payable to affiliated partnership, represents amounts borrowed from Plaza Associates Limited Partnership ("Plaza"), a related entity, whose general partners are also general partners in the Partnership. The unsecured note bore interest at the prime rate plus 50 basis points and was due on demand. Interest expense was payable monthly in arrears. The Partnership's general partners were jointly and severally liable for the note. Interest expense incurred on this note was approximately $193,000 in 1995, of which approximately $32,000 was unpaid and included in accrued interest payable in the accompanying financial statements as of December 31, 1995. The note and all accrued interest payable related to this note were repaid on March 29, 1996 with proceeds from the sale of the real estate.

     The amount shown as loans payable to partners, represents amounts borrowed from the general partners. The unsecured loans bear interest at either the prime rate or the prime rate plus 50 basis points and are due on demand. Interest is due when the notes are paid. Interest expense related to these loans was approximately $1,937,000 in 1995. Cumulative interest due as of December 31, 1995, was approximately $5,000,000 and is included in accrued interest payable in the accompanying financial statements. All accrued interest payable and approximately $685,000 of the loans were repaid on March 29, 1996 with proceeds from the sale of the real estate.

               Worldgate Hotel One Associates Limited Partnership
                                  Balance Sheet
                              As of March 22, 1996
                                  (Unaudited)




                                     Assets


Real estate, less accumulated depreciation                       $25,281,014

Receivable from Marriott International                               122,835

Other assets:
     Deferred charges, less accumulated  amortization                882,775
     Hotel improvement fund                                           24,432
                                                                      ------
                                                                 $26,311,056
                                                                 ===========
                        Liabilities and Partners' Deficit


Liabilities:
     Mortgage payable                                            $19,312,509
     Loans payable to partners                                    20,964,729
     Note payable to affiliated partnership                        2,040,735
     Note payable to related parties                                 299,001
     Accrued interest payable                                      5,433,933
     Accounts payable and accrued expenses                           209,259
                                                                      ------
                                                                  48,260,166
                                                                  ----------

Commitments and contingencies

Partners' deficit:
     General                                                      (2,743,639)
     Limited                                                     (19,205,471)
                                                                 -----------
                                                                 (21,949,110)
                                                                 -----------
                                                                 $26,311,056
                                                                 ===========













       The accompanying notes are an integral part of this statement.

               Worldgate Hotel One Associates Limited Partnership
                            Statements of Operations
          For the Twelve Weeks Ended March 22, 1996 and March 24, 1995
                                   (Unaudited)


                                                                   1996            1995
                                                                   ----            ----
Income from rental operations                                   $   544,298     $   597,235
                                                                -----------     -----------

Operating expenses:

     Depreciation and amortization                                  420,728         416,800
     Other expenses                                                  20,081          11,209
     Consulting fees                                                 18,933          18,369
     Repairs and maintenance                                            430          10,687
                                                                        ---          ------
                                                                    460,172         457,065
                                                                    -------         -------
Income before interest expense and interest income                   84,126         140,170

Interest expense and interest income:

     Mortgage interest                                              418,594         490,066
     Interest on related-party notes and loans payable              460,317         506,951
     Interest income                                                   (342)         (1,291)
                                                                       ----          ------
                                                                    878,569         995,726
                                                                    -------         -------
Net loss                                                        $  (794,443)    $  (855,556)
                                                                ===========     ===========










          The accompanying notes are an integral part of this statement.

               Worldgate Hotel One Associates Limited Partnership
                            Statements of Cash Flows
          For the Twelve Weeks Ended March 22, 1996 and March 24, 1995
                                   (Unaudited)


                                                                     1996           1995
                                                                     ----           ----

Cash flows from operating activities:
     Net loss                                                    $(794,443)     $(855,556)
     Adjustments to reconcile net loss to net cash
        provided by operating activities
         Depreciation and amortization                             397,537        395,181
         Amortization of deferred loan fees                         23,191         21,628
         (Increase) decrease in receivable
             from Marriott International                            32,710       (122,819)
         Decrease in accounts payable and accrued expenses         (74,331)       (24,854)
         Increase in accrued interest payable                      432,397        458,691
                                                                   -------        -------
           Net cash provided by (used in) operating activities      17,061       (127,729)
                                                                    ------        -------

Cash flows from investing activities:
     (Increase) decrease in hotel improvement fund                  16,350         (3,870)
     Purchase of real estate                                       (28,949)       (16,499)
                                                                    ------         ------
           Net cash used in investing activities                   (12,599)       (20,369)
                                                                    ------         ------

Cash flows from financing activities:
     Principal payments on mortgage payable                       (437,499)      (437,499)
     Borrowing from related parties                                299,000             --
     Borrowings from partners                                       80,571        318,164
                                                                    ------        -------
           Net cash used in financing activities                   (57,928)      (119,335)
                                                                    ------        -------
Net decrease in cash and cash equivalents                          (53,466)      (267,433)

Cash and cash equivalents, beginning of period                      53,466        267,433
                                                                    ------        -------
Cash and cash equivalents, end of period                         $       0      $       0
                                                                     =====          =====

Cash paid for interest                                           $ 454,940      $ 563,237
                                                                 =========        =======





         The accompanying notes are an integral part of this statement.

               Worldgate Hotel One Associates Limited Partnership
                   Notes to the Unaudited Financial Statements


1. Worldgate Hotel One Associates Limited Partnership (the "Partnership) was formed on December 1, 1987, under the laws of the Commonwealth of Virginia. The Partnership was organized to own, develop, and maintain for investment the Dulles Suites Marriott (the "Hotel") containing 254 rooms and banquet facilities located in Fairfax County, Virginia.

On March 29, 1996 the Partnership sold its real estate to a wholly-owned subsidiary of Host Marriott Corporation, HMH Properties, Inc. Total proceeds of $28.3 million which were used to pay closing costs and repay the mortgage loan, a note payable to an affiliated partnership, accrued interest payable and a portion of the loans payable to partners.

Certain information and footnote dislcosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Partnership believes the disclosures made are adequate to make the information presented not misleading. However, the financial statements should be read in conjunction with the Partnership's audited finacial statements contained elsewhere herein.

2. In the  opinion of the  Partnership,  the  accompanying  unaudited  financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Partnership as of March 22, 1996 and the results of operations and cash flows for the twelve weeks ended March 22, 1996 and March 24, 1995. Interim results are not necessarily indicative of fiscal year perfomance because of the impact of seasonal and short-term variations.

                              HMH PROPERTIES, INC.
                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


The unaudited Pro Forma Condensed Consolidated Statement of Operations of HMH Properties, Inc. (the "Company") for the twelve weeks ended March 22, 1996 reflects the acquisition of the Washington Dulles Marriott Suites Hotel (the "Hotel") and the sale and leaseback of 34 limited service properties as if such transactions had been completed on December 30, 1995.

The unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company reflects the second quarter 1996 acquisition of the Hotel and the second quarter sale and leaseback of 13 Courtyard properties and 13 Residence Inn properties, as if such transactions had been completed on March 22, 1996. (Eight limited service properties were sold and leased back on March 22, 1996). In conjunction with the sale and leaseback, a subsidiary of Host Marriott Corporation will purchase the Company's rights to the deferred proceeds and obligations under the leases for the Courtyard properties at their fair market value.

The Pro Forma Condensed Consolidated Financial Data of the Company are unaudited and presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated. The unaudited Pro Forma Condensed Consolidated Financial Data and notes thereto should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto contained elsewhere herein.

                              HMH PROPERTIES, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              As of March 22, 1996
                                  (in millions)




                                                         Pro Forma
                                          Historical    Adjustments  Pro Forma
                                          ----------    -----------  ---------
ASSETS
Property and equipment                     $   932    $   28  (a)    $   730
                                                        (230) (b)
Note receivable from affiliate                 145                       145
Investment in affiliate                         18                        18
Due from hotel managers                         28                        28
Other assets                                    95        26  (b)        103
                                                         (18) (c)
Cash and cash equivalents                       67       (28) (a)        266
                                                         227  (b)
                                               ---       ---             ---
                                           $ 1,285    $    5         $ 1,290
                                           =======    ======         =======

LIABILITIES AND SHAREHOLDER'S EQUITY
Senior Notes                               $   600    $              $   600
Notes secured by real estate assets             99                        99
Other notes                                     34                        34
                                               ---                       ---
    Total debt                                 733                       733
Deferred income taxes                           82         4   (c)        86
Other liabilities                               81        23   (b)        62
                                                         (29)  (c)
                                                         (13)  (c)
                                               ---       ---             ---
    Total liabilities                          896       (15)            881
Shareholder's equity                           389        20   (c)       409
                                               ---       ---             ---
                                           $ 1,285    $    6         $ 1,291
                                           =======    ======         =======






        See Notes to the Pro Forma Condensed Consolidated Financial Data.

                              HMH PROPERTIES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   For the Twelve Weeks Ended March 22, 1996
                                  (in millions)


                                                             Pro Forma
                                                Historical  Adjustments   Pro Forma
                                                ----------  -----------   ---------

Revenues:
   Hotels                                       $   46       $ 1 (d)      $ 42
                                                              (5)(f)

   Equity in earnings of affiliate                   1        --             1
                                                   ---       ---           ---
                                                    47        (4)           43
                                                   ---       ---           ---

Operating costs and expenses
    Hotels                                          26         1  (d)       27
                                                               3  (e)
                                                              (3) (f)
                                                   ---       ---           ---
                                                    26         1            27
                                                   ---       ---           ---
Operating profit before corporate
 expenses and interest                              21        (5)           16
Corporate expenses                                  (2)                     (2)
Interest expense                                   (15)                    (15)
Interest income                                      4                       4
                                                   ---       ---           ---
Income (loss) before income taxes                    8        (5)            3
(Provision) benefit for income taxes                (3)        2  (g)       (1)
                                                   ---       ---           ---

Net income (loss)                               $    5    $   (3)         $  2
                                                ======    ======          ====










        See Notes to the Pro Forma Condensed Consolidated Financial Data.

                              HMH PROPERTIES, INC.
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


A. Represents the adjustment to record the 1996 acquisition of the Hotel as follows:

       - Record property and equipment of $28 million
       - Record the use of cash of $28 million

B. Represents the adjustment to record the sale of the 13 Courtyard and 13 Residence Inn properties as follows:

       - Reduce property and equipment by the net book value of assets sold of $230 million
       - Record the net cash proceeds of $227 million
       - Record the deferred proceeds of $26 million
       - Record the deferred gain of $23 million

C. Represents the adjustment to record the sale of the Company's rights to the deferred proceeds and obligations under the leases for the Courtyard properties at their fair market value of $13 million to Host Marriott Corporation as follows:
       - Reduce the deferred  proceeds by $18 million
       - Reduce the deferred gain by $29 million
       - Reduce the intercompany  payable to parent by $13  million
       - Increase in equity of $20 million net of taxes of $4 million as a result of the transaction.


D. Represents the adjustment to record the revenue and operating costs for the acquisition of the Hotel, including depreciation expense reflecting the Company's basis in the assets.

E. Represents the adjustments to eliminate the depreciation expense and record the incremental lease expense for the 1996 sale/leaseback of the 18 Residence Inns.

F. Represents the adjustment to eliminate the revenues and the operating costs for the 1996 sale/leaseback of the 16 Courtyard properties and the transfer of the lease and residual interest to Host Marriott Corporation.


G. Represents the income tax impact of pro forma adjustments at statutory rates.